UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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COINSTAR, INC.
(Name of Registrant as Specified In Its Charter)

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May 14, 2008
Dear Fellow Stockholder:
Your vote at Coinstar’s upcoming Annual Meeting of Stockholders is important to the future of your investment in the Company.
Your Board of Directors and management team are successfully executing Coinstar’s goals — as demonstrated by the approximate 200%1 increase in Coinstar’s stock price since mid-2003 when we began our 4th WallTM strategy. To help sustain this record of value creation, your Board unanimously recommends that stockholders vote the enclosed WHITE proxy card “FOR” your Board’s director nominees — Deborah Bevier, David Eskenazy and Robert Sznewajs.
COINSTAR’S EXECUTION AND STOCKHOLDER VALUE CREATION
ARE RECOGNIZED AND SUPPORTED BY INDEPENDENT EXPERTS
On May 1st, Coinstar reported record first quarter results that exceeded both the Company’s guidance and Wall Street’s expectations. This performance is just the latest example of your Board’s and management’s record of operational, financial and strategic execution. We are confident that Coinstar is solidly positioned to build on the progress we have made and deliver even greater value in the future. But don’t just take our word for it — read what independent experts have said about Coinstar:
•	“We hold a high opinion of the company’s multifaceted growth strategy as well as the efficiency of its business model, its strong cash flow generation and senior management team.”* (T.C. Robillard, Bank of America, 05/02/08)

•	“Management’s ability to execute is very encouraging as is its progress in achieving its stated strategic goals.”* (Conley Turner, Wall Street Strategies, 05/09/08)

•	“CSTR’s strategy of leveraging presence of its entertainment machines to win a coin and DVD kiosk national rollout agreement with WMT is bearing fruit.”* (Ali Mogharabi, B. Riley & Co. LLC, 05/02/08)

•	“Wal-Mart Contract Expands Again, While Redbox Plans an IPO; A Good Story for a Tough Environment, Upgrading to BUY” * (John Kraft, D.A. Davidson & Co., 05/02/08)

•	“We have always been bullish on Coinstar’s growth prospects, but the company managed to surprise us. Growth accelerated, and Coinstar expects to hit a run rate of $1 billion in revenue and $200 million in EBITDA in mid-2009, two quarters faster than previously expected. It beat guidance in its important coin counting and DVD (Redbox) divisions. It continues to grow its gift card division rapidly in the U.S. and in the U.K.” * (Lawrence Berlin, First Analysis Securities Corporation, 05/06/08)

•	“Through rapid investment and expansion of its coin-counting machines and DVD rental kiosks, we believe Coinstar has carved out an attractive position for itself as a premier provider of outsourced services that enable retailers to capitalize on underutilized floor space.”* (Nate Brochmann, William Blair & Company, 05/07/08)

[1]	From the closing price of $12.14 on July 14, 2003 to $36.53, the closing stock price on May 13, 2008.

*	Permission to use quotation neither sought nor obtained.

SHAMROCK’S RECORD OF FINANCIAL LOSSES AND STOCK PRICE DECLINES
A dissident hedge fund, Shamrock Activist Value Fund, is attempting to install three of its hand-picked director nominees — two paid Shamrock employees and one paid Shamrock advisor — onto your Board. While Shamrock may boast of its record as an “investor,” Shamrock’s record in actually stewarding companies is much different. If fact, unlike the strong performance and record of value creation achieved by your Board, Shamrock’s director representatives have overseen declining financial results and stockholder returns at most companies where Shamrock has gained Board representation.
•	A Shamrock representative was appointed to the Board of Collectors Universe in July 2007. Since then, that company has suffered significant stock price declines and accelerating financial losses, as evidenced by:
•	A 36% decline in the stock price as of May 13, 2008; and

•	Operating losses of $1.5 million and $4.9 million in the most recent quarter and last nine month period, respectively.
•	At iPass, another of Shamrock’s activist investments, Shamrock has created “uncertainty regarding iPass and its strategic direction.”[2] In fact, since Shamrock’s representatives were appointed to the iPass Board in February 2007, iPass’s stockholders have suffered:
•	A 57% decline in the stock price as of May 13, 2008;

•	Operating losses of $2.2 million and $13.3 million in the most recent quarter and last twelve month period, respectively; and

•	Lowest gross margin since 2004 in the most recent quarter.
We strongly believe that adding even one of Shamrock’s nominees to Coinstar’s Board could jeopardize the continued execution of the Company’s strategy and negatively impact the value of your investment in Coinstar. We suggest Coinstar stockholders consider the following about Shamrock:
•	Questionable governance record: Shamrock may not hesitate to replace its Board designees if they do not advance Shamrock’s short-term goals and agenda. At iPass, Shamrock is replacing one of its own Board designees, who is a renowned governance expert, with a paid Shamrock employee designee after the governance expert failed to support Shamrock’s agenda. This record undercuts Shamrock’s claims of being committed to good corporate governance and makes clear to us that when Shamrock calls for “stockholder representation,” what they really mean is Shamrock representation.

•	No new skills: Based on the credentials provided by Shamrock, we do not believe that any of Shamrock’s nominees would add value to your Board. In fact, any relevant experience of Shamrock’s nominees is already well represented on Coinstar’s Board. Your directors bring broad and diverse expertise in critical areas including retail, branded consumer products, employee relations, finance, accounting and banking (including regulatory and compliance requirements for financial transactions).

•	Recycled recommendations: At Coinstar, Shamrock is promoting the same tired ideas it has used in other proxy campaigns at public companies facing wholly different circumstances. While these recommendations may be appropriate for some underperforming companies, they are not applicable to Coinstar, a company that continues to execute its well-developed strategic plan, deliver strong returns to stockholders and is actively committed to strong corporate governance practices.

[2]	Letter from iPass Lead Independent Director to Shamrock, March 14, 2008. Permission to use quotation was neither sought nor obtained.

•	Paid and conflicted: All three of Shamrock’s nominees work for — and receive regular payments from — Shamrock. These fee arrangements raise doubts about Shamrock’s nominees’ ability to act independently and represent the interests of ALL Coinstar stockholders.

•	Inaccurate statements to stockholders: Four weeks ago, Shamrock filed its preliminary proxy statement with the SEC touting the credentials of its nominees. Since this time, Coinstar has made repeated efforts to correct the public record — namely that Shamrock nominee John Panettiere is not a current director of Gencor Industries, having “resigned” for unexplained reasons from Gencor’s Board in 2002, and that he was a Class B director, not an elected representative of the public stockholders. Notably, Shamrock failed to acknowledge its inaccurate statements until just recently, and buried the correct information at the end of Shamrock’s May 13th release, calling this material mistake simply a “clerical error.” While Shamrock may say it supports “transparent communications” with stockholders, Shamrock’s record in this case demonstrates otherwise.
COINSTAR’S BOARD HAS DELIVERED OUTSTANDING OPERATING, FINANCIAL AND
STOCK PRICE PERFORMANCE AND STRONG CORPORATE GOVERNANCE
Shamrock’s attempt to replace your directors with its paid representatives is unwarranted. The experience and stewardship of your Board and management team have enabled Coinstar to achieve:
•	Solid operational execution: Over the past five years, your Board and management have successfully transformed Coinstar’s business from a single product line to a diversified industry leader that manages the store-front needs in more than 50,000 retail locations around the world.

•	Strong financial performance: As Coinstar’s first quarter results and subsequent increase in guidance demonstrate, we are driving strong financial performance across our integrated product portfolio.

•	Superior stock price performance: Coinstar has delivered superior stockholder returns over the past one and three year periods, outperforming the S&P 500 by 24% and 83%, respectively[3].

•	Sound corporate governance: Coinstar has a long-standing commitment to strong corporate governance policies and procedures. Coinstar regularly reviews ways to improve its already solid record, as evidenced by such recently announced corporate governance enhancements, including the early termination of our stockholder rights plan and the adoption of a majority voting standard for uncontested elections.
Unlike your Board, which has delivered solid operating, financial and stock price performance to ALL Coinstar stockholders, we believe that Shamrock’s nominees, if elected, would act only to advance Shamrock’s short-term agenda, and not the interests of all Coinstar stockholders.
SUPPORT YOUR BOARD — RE-ELECT YOUR DIRECTORS.
VOTE THE WHITE PROXY CARD TODAY
Protect your investment in Coinstar and do not risk your company’s solid performance and prospects by exposing Coinstar to Shamrock’s short-term, self-serving agenda through its paid director nominees. We urge you to support your Board and Coinstar’s highly qualified directors who are committed to representing the interests of all Coinstar stockholders:
•	Deborah Bevier, an independent director since 2002 and Chair of the Compensation Committee, has over 35 years of experience with both public and private companies in areas relevant to Coinstar, including organizational, finance and banking experience. Ms. Bevier brings extensive banking and regulatory expertise to the Board as Coinstar grows its money transfer and e-payment business;

[3]	Based upon closing prices for Coinstar and the S&P 500 as of May 13, 2008.

•	David Eskenazy, an independent director since 2000 and Chair of the Audit Committee, has over 24 years of accounting and investment experience. Trained as a CPA, Mr. Eskenazy brings to the Board an understanding of complex accounting rules and diverse investment management experience; and

•	Robert Sznewajs, an independent director since 2002 who has served in multiple board and executive leadership positions at public and private companies. Mr. Sznewajs, also trained as a CPA, is currently President, CEO and board member of a publicly traded banking institution, and has been a director of the Portland branch of the Federal Reserve for 4 years. He brings to the Coinstar Board a valuable understanding of the changing financial services industry, which is relevant both to our product offering and our customer base. Overall, Mr. Sznewajs possesses more than 30 years of accounting, finance and banking experience, including expertise in commercial and consumer payment systems and merchant processing.
Your vote is important, no matter how many or how few shares you own. To vote your shares, please sign, date and return the enclosed WHITE proxy card by mailing it in the enclosed pre-addressed, stamped envelope. You may also vote by phone or Internet by following the instructions on the enclosed proxy card. If you have any questions or need any assistance voting your shares, please contact Georgeson Inc., which is assisting the Company in this matter, toll-free at 1-(888) 605-7543.
On behalf of Coinstar’s Board of Directors, we thank you for your continued support.

Keith D. Grinstein	David W. Cole

Chairman of the Board	Chief Executive Officer

     If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to Georgeson Inc. in the self-addressed, postage-paid envelope provided today. You may also be able to vote by telephone or internet by following the instructions on the enclosed WHITE Proxy Card.
     If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE Voting Instruction Form in the self-addressed, postage-paid envelope provided. Remember only your latest dated proxy will determine how your shares are to be voted at the meeting. You may also be able to vote by telephone or internet by following the instructions on the enclosed WHITE Voting Instruction Form.
     If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:
199 Water Street — 26th Floor
New York, NY 10038
212.440.9800
Toll-Free 1.888.605.7543
Certain statements in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this letter include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, actions taken by Coinstar’s stockholders, payment of increased service fees to retailers, fewer than expected installations, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this letter. Coinstar undertakes no obligation to update the information provided herein.
This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
On April 30, 2008, Coinstar began mailing to its stockholders a definitive proxy statement with a WHITE Proxy Card and other materials in connection with Coinstar’s 2008 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ COINSTAR’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other documents relating to the 2008 Annual Meeting and Coinstar can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website, www.coinstar.com, under: About Us — Investor Relations — SEC Filings. The contents of the websites above are not deemed to be incorporated by reference into the definitive proxy statement or other materials. In addition, copies of the definitive proxy statement, WHITE Proxy Card and other materials may be requested by contacting our proxy solicitor, Georgeson Inc. by phone, toll-free, at 1-(888) 605-7543.
Detailed information regarding the names, affiliations and interests of individuals who are participants, including Coinstar directors and certain executive officers and other employees, in the solicitation of proxies of Coinstar’s stockholders is available in Coinstar’s definitive proxy statement.

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Important Additional Information
On April 30, 2008, Coinstar began mailing to its stockholders a definitive proxy statement with WHITE Proxy Card and other materials in connection with Coinstar’s 2008 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ COINSTAR’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other documents relating to the 2008 Annual Meeting and Coinstar can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website, www.coinstar.com, under: About Us — Investor Relations — SEC Filings. The contents of the websites above are not deemed to be incorporated by reference into the definitive proxy statement or other materials. In addition, copies of the definitive proxy statement, WHITE Proxy Card and other materials may be requested by contacting our proxy solicitor, Georgeson Inc. by phone, toll-free, at 1-(888) 605-7543.
Detailed information regarding the names, affiliations and interests of individuals who are participants, including Coinstar directors and certain executive officers and other employees, in the solicitation of proxies of Coinstar’s stockholders is available in Coinstar’s definitive proxy statement.